UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_____________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 14, 2012
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KENNEDY-WILSON HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-33824	26-0508760
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9701 Wilshire Blvd., Suite 700 Beverly Hills, California 90212
(Address of principal executive offices)(Zip Code)

(310) 887-6400
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The Company's 2012 annual shareholder meeting was held on June 14, 2012. As of the record date for the meeting, the Company had 51,972,998 shares of common stock outstanding, each of which is entitled to one vote.
All of the nominees for director listed in Proposal 1 of the Proxy Statement were elected as follows:

	Vote type	Voted	Voted (%)	Outstanding (%)
William J. McMorrow	For Withheld Non Votes	45,570,127 210,415 2,959,243	93.5% 0.4% 6.1%	87.7% 0.4% 5.7%
Kent Mouton	For Withheld Non Votes	45,164,093 616,449 2,959,243	92.6% 1.3% 6.1%	86.9% 1.2% 5.7%
Norman Creighton	For Withheld Non Votes	42,905,822 2,874,720 2,959,243	88.0% 5.9% 6.1%	82.6% 5.5% 5.7%

Proposal 2 of the Proxy Statement, approval of the Company's Amended and Restated 2009 Equity Participation Plan, was approved by the following vote:

Proposal	Vote type	Voted	Voted (%)	Outstanding (%)
EQUITY PARTICIPATION PLAN	For Against Abstain Non Votes	43,533,604 2,208,232 38,706 2,959,243	89.3% 4.5% 0.1% 6.1%	83.8% 4.2% 0.1% 5.7%

Proposal 3 of the Proxy Statement, ratification of the selection of KPMG LLP as the Company's independent registered public accountants for its fiscal year ending December 31, 2012, was approved by the following vote:

Proposal	Vote type	Voted	Voted (%)	Outstanding (%)
ACCOUNTANTS	For Against Abstain	48,647,352 92,433 -	99.8% 0.2% 0%	93.6% 0.2% 0%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNEDY-WILSON HOLDINGS, INC.

By:	/s/ JUSTIN ENBODY
Justin Enbody
Chief Financial Officer

Date: June 15, 2012